FOR IMMEDIATE RELEASE

October 24, 2005

Contact: William M. Gilfillan
Executive Vice President and Chief Financial Officer
Phone: (718) 855-3555


Atlantic Liberty Financial Corp. Reports Earnings for Quarter and Six Months Ended September 30, 2005 and Declares
Quarterly Dividend.

BROOKLYN, NY Atlantic Liberty Financial Corp., (Nasdaq: ALFC), the holding company of Atlantic Liberty Savings, F.A. announced earnings of $398,000 or $0.25 per share ($0.24 fully diluted) for the quarter ended
September 30, 2005 as compared to $762,000 or $0.48 per share
(basic and fully diluted) for the quarter ended September 30, 2004, a decrease of 47.8%. Earnings for the six months ended September 30, 2005 decreased 27.9% to $842,000 or $0.53 per share ($0.51 fully diluted) from
$1,167,000 or $0.74 per share (basic and fully diluted) for the same period in 2004. Earnings for the quarter and six months ended
September 30, 2004 included non-recurring non-interest income of $825,000 received in connection with the settlement of litigation.
Net proceeds from the settlement totaled $395,000 or $0.25 per share for the three months ended September 30, 2004 and $340,000 or $0.22 per share for the six months ended September 30, 2004.

At its October meeting, the Board of Directors declared a quarterly cash dividend of $0.08 per share to be paid on November 18, 2005 to shareholders of record on November 4, 2005.

The decrease in earnings for the quarter ended September 30, 2005 was primarily due to decreases of $12,000 in net-interest income and $811,000 in non-interest income, partially offset by decreases of  $94,000 in non-interest expense, $125,000 in the provision for
loan losses, and $240,000 in income tax expense.   The decrease
in net-interest income for the quarter ended September 30, 2005 compared to the prior period was attributable to a $4.4 million decrease in average interest earning assets. Our net-interest spread remained constant at 3.69% for both periods.
Our net-interest margin for the quarter ended
September 30, 2005 compared to the prior period increased 7 basis points to 4.01% from 3.94%.
Non-interest income decreased $811,000 due principally to decreases of $825,000 in a non-recurring litigation settlement and $7,000 in net-appraisal fees, partially offset by increases of $12,000 in loan prepayment penalties and other mortgage fees and $10,000 in savings and checking account fees.

The decrease in non-interest expense for the quarter ended
September 30, 2005 of $94,000 included decreases of $31,000 in directors' compensation, $3,000 in net-occupancy expense and $122,000 in legal fees, partially offset by increases of $59,000 in salaries and employee benefits and $3,000 in miscellaneous expense. There was no provision for loan losses for the quarter ended September 30, 2005.
 There was a provision for loan losses of $125,000 for the quarter ended September 30, 2004. The allowance for loan losses was $753,000 or 0.60% of loans outstanding at September 30, 2005 as compared with $737,000 or 0.61% of loans outstanding at September 30, 2004.
The allowance for loan losses as a percentage of non- performing loans was 6275.0% at September 30, 2005 and 134.5% at September 30, 2004.
 Non- performing loans represented 0.01% of total loans at September 30, 2005 and 0.46% of total loans at September 30, 2004.

The decrease in earnings for the six-months ended September 30, 2005 was primarily due to a decrease of $866,000 in non-interest income, partially offset by an increase of $42,000 in net-interest income and decreases of $172,000 in non-interest expense, $125,000 in the provision for loan losses and $202,000 in income tax expense.
The decrease in non-interest income of $866,000 was due principally to decreases of $825,000 in a non-recurring litigation settlement, $20,000 in net-appraisal fees, $16,000 in loan prepayment penalties and other mortgage fees, $2,000 in income from the Bank's investment in bank owned life insurance and $3,000 in other miscellaneous income. The increase in net-interest income of $42,000 for the six-months ended September 30, 2005 as compared to the prior period resulted from an increase of $900,000 in average interest earnings assets, partially offset by a decrease in our net interest spread of 3 basis points to 3.71% from 3.74%.  Our net interest margin for the six-months ended September 30, 2005 increased 2 basis points
to 4.01% from 3.99% in the prior period.   The decrease in
non-interest expense of $172,000 was primarily due to decreases of $11,000 in directors' compensation, $1,000 in net-occupancy expenses, and $230,000 in legal fees, partially offset by increases of $54,000 in salaries and employee benefits, $3,000 in equipment expense, $7,000 in advertising, and $6,000 in miscellaneous expense. There was no provision for loan losses for the six-months ended September 30, 2005. There was a provision for loan losses of $125,000 for the six-months ended September 30, 2004.

The Company's assets decreased $6.9 million or 3.8% to $177.1 million at September 30, 2005 from $184.0 million at March 31, 2005.
During the six months ended September 30, 2005, net loans receivable increased $3.8 million or 3.2% to 123.9 million from $120.1 million.
The increase resulted principally from new multi-family mortgages of $7.3 million, $4.5 million of which were purchased from other financial institutions, as well as new originations of one-to-four family mortgage loans of $6.5 million.
Additionally, we originated $5.7 million of new commercial mortgages during the period. During the six-months ended September 30, 2005 mortgage backed securities held to maturity decreased $4.8 million or 11.4% to $37.2 million from $42.0 million at March 31, 2005. Investment securities held to maturity decreased $1.0 million or 25.0% to $3.0 million at September 30, 2005 from $4.0 million at March 31, 2005. In addition, cash and cash equivalents decreased $4.6 million or 71.7% to $1.8 million at September 30, 2005 from $6.4 million at March 31, 2005.

Deposits were $104.7 million at September 30, 2005, a decrease of $4.4 million or 4.0% from $109.1 million at March 31, 2005.
 Advances from the Federal Home Loan Bank of New York (FHLB) decreased $2.8 million to $40.6 million at September 30, 2005 from $43.4 million at March 31, 2005. Stockholders' equity increased $900,000 or 3.1% to $28.7 million at September 30, 2005, primarily the result of including net income for the six months ended
September 30, 2005 of $842,000.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Reform Act of 1995 as amended and is including these statements for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identifiable by use of the words believe, expect,intend, anticipate, estimate, project, or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse affect on the operation and future prospects of the Company and its wholly-owned subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory provision; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the company's filings with the Securities and Exchange Commission.